UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2006 (April 5, 2006)

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7887 E. Belleview Avenue, Suite 200, Englewood, Colorado, 80111
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 303-383-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Amendment to a Material Agreement.

On April 5, 2006, ARC Housing LLC and ARC HousingTX LP, each an indirect wholly owned subsidiary of Affordable Residential Communities LP, a Delaware limited partnership (the “Operating Partnership”), entered into a second amendment (the “Second Amendment”), to the 41-month, $150 million secured revolving credit facility (the “Credit Agreement”) with Merrill Lynch Mortgage Capital Inc., dated as of April 6, 2005, as previously amended on October 14, 2005. Affordable Residential Communities Inc. is the sole general partner of, and conducts substantially all of its operations through, the Operating Partnership, holding a 96.46% ownership interest in the Operating Partnership as of March 31, 2006. The Second Amendment amends the Credit Agreement by: 1) eliminating the margin increase requirements for failure to meet certain sales volume requirements for new homes; 2) increasing the allowable age requirements for the collateral portfolio from 4 years to 4.5 years; and 3) providing an opportunity to purchase an extension of the timeframe to realize $85 million in net proceeds from the community sales process from October 14, 2005 to December 31, 2005.

A copy of the Second Amendment is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.  The description of the Second Amendment as set forth above is qualified in its entirety by reference to such Exhibit.

 Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Credit Agreement, dated as of April 5, 2006 by and among, ARC Housing LLC, ARC Housing TX LP (“Borrowers”), and Merrill Lynch Mortgage Capital Inc., (“Lender”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2006

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

	By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President